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                                                                     EXHIBIT 4.3


                         AURORA BIOSCIENCES CORPORATION

                              AMENDED AND RESTATED

                           INVESTORS RIGHTS AGREEMENT

                                DECEMBER 27, 1996



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                         AURORA BIOSCIENCES CORPORATION

                              AMENDED AND RESTATED

                           INVESTORS' RIGHTS AGREEMENT

      This Investors' Rights Agreement (the "AGREEMENT") is entered into as of December 27, 1996 among (i) AURORA BIOSCIENCES CORPORATION, a Delaware corporation (the "COMPANY"), with its principal office located at 11149 North Torrey Pines Road, La Jolla, CA 92037, (ii) holders of the Company's Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock (such holders are listed on Exhibit A attached hereto and are referred to herein as the "PREVIOUS INVESTORS"), and (iii) the purchasers listed on the Schedule of Purchasers attached to that certain Series D Preferred Stock Purchase Agreement of even date herewith (THE "PURCHASE AGREEMENT") and Exhibit B hereto (the "PURCHASERS"). Each of the Previous Investors and the Purchasers are referred to herein as a "STOCKHOLDER;" collectively they are referred to as the "STOCKHOLDERS."

      This Agreement supersedes, amends and restates in its entirety that certain Investors Rights Agreement dated as of March 8, 1996, by and among the Company and the Previous Investors, as amended by that certain Amendment Agreement dated April 9, 1996 as further amended by that certain Second Amendment Agreement dated April 29, 1996 (collectively, the "FORMER INVESTORS RIGHTS AGREEMENT").

                                    RECITALS

      A. The Company proposes to issue and sell up to an aggregate of 572,536 shares of its Series D Preferred Stock pursuant to the Purchase Agreement (the "FINANCING").

      B. Each of the Previous Investors desire to waive his, her or its right to receive notice of the Financing and to purchase a certain portion of the Series D Preferred Stock to be sold by the Company in the Financing as set forth in
Section 3 of the Former Investors Rights Agreement.

      C. As a condition of entering into the Purchase Agreement, the Purchasers have requested that the Company extend to them registration rights, information rights and other rights as set forth herein.

      D. In order to induce the Purchasers to enter into the Purchase Agreement and to induce the Purchasers to invest funds in the Company, the Company and the Previous Investors have agreed to enter into this Agreement in order to amend and restate the Former Investors Rights Agreement so that this Agreement is the sole agreement with respect to the obligations and rights contained herein.

      E. Section 4.7 of the Former Investors Rights Agreement provides that such agreement may be amended with the written consent of the Company and the holders of at least two-thirds (2/3) of the shares which are then Registrable Securities (as defined in the Former



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Investors Rights Agreement) and that such amendment shall be binding upon the
Stockholders (as defined in the Former Investors Rights Agreement), each of their transferees and the Company.

      NOW THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the parties hereby agree that the Former Investors Rights Agreement is amended and restated in its entirety to read as set forth above and as follows (unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned in the Purchase Agreement):


                                    AGREEMENT


1.    RESTRICTIONS ON TRANSFER; REGISTRATION RIGHTS

      1.1. RESTRICTIONS ON TRANSFERABILITY. Neither the shares of the Company's Series A, Series B, Series C or Series D Preferred Stock issued to the Stockholders pursuant to the Purchase Agreement or pursuant to that certain Preferred Stock Purchase Agreement dated March 8, 1996, as amended by that certain Amendment Agreement dated April 9, 1996, as further amended by that certain Second Amendment Agreement dated April 29, 1996 (the "DESIGNATED PREFERRED") nor the Registrable Securities (as defined below) shall be transferable except upon compliance with (i) the Right of First Refusal set forth in Section 45 of the Company's Bylaws, (ii) the conditions specified in this Agreement, which conditions are intended to insure compliance with the provisions of the Securities Act (as defined below), and (iii) if such shares are Restricted Securities (as defined below), upon such other terms as are in the opinion of counsel to the Company necessary to comply with the provisions of the Securities Act; provided, however that such restrictions shall not apply to transfers under the circumstances described in Sections 1.5, 1.6 or 1.7 and that the requirements of clause (iii) shall not apply to a transfer without consideration to one or more partners or shareholders of a Stockholder (e.g., an in-kind distribution pursuant to the terms of the Stockholder's governing documents). Except for transfers made pursuant to Rule 144 of the Securities Act, each Stockholder will cause any proposed transferee of Designated Preferred or Registrable Securities held by such Stockholder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement and it will be a condition precedent to the effectiveness of any such transfer that such Stockholder shall have secured a written agreement of such transferee in form and substance satisfactory to the Company to that effect, if so requested by the Company; provided, however, that this sentence shall not apply with respect to any proposed transferee in whose hands the transferred shares will not be Restricted Securities.

      1.2. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

      "COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.



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      "COMMON STOCK" shall mean the Common Stock, $.001 par value, of the
Company, as constituted on the date of this Agreement.

      "FORM S-3" shall mean Form S-3 under the Securities Act (as defined below) as in effect on the date of this Agreement, or any substantially similar, equivalent or successor form under the Securities Act.

      "HOLDER" shall mean each holder of Registrable Securities.

      "INITIAL PUBLIC OFFERING" shall mean the Company's initial firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "ACT"), covering the offer and sale by the Company of Common Stock to the public at an aggregate offering price of not less than $10,000,000 (prior to underwriters' discounts and expenses), and at a public offering price not less than $6.00 per share, subject to adjustment for stock splits, stock dividends, reorganizations and the like with respect to such shares.

      "REGISTRABLE SECURITIES" means shares of the Company's Common Stock (i) issued or issuable upon conversion of Designated Preferred which have not been sold to the public, and (ii) issued in respect of the shares of Common Stock referred to under the foregoing clause (i) by reason of any stock split, stock dividend, recapitalization or similar event which have not been sold to the public.

      The terms "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

      "REGISTRATION EXPENSES" shall mean all expenses incurred by the Company in complying with Sections 1.5, 1.6 and 1.7 hereof other than Selling Expenses, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel, blue sky fees and expenses (including counsel fees), and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

      "RESTRICTED SECURITIES" shall mean the securities of the Company required to bear the legends set forth in Section 1.3 hereof or legends substantially similar thereto.

      "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

      "SELLING EXPENSES" shall mean all underwriting discounts and selling commissions applicable to the applicable sale.

      1.3. RESTRICTIVE LEGEND(S). Each certificate representing the shares of Designated Preferred and Registrable Securities shall (unless otherwise permitted by the provisions of Section 1.4 below) be stamped or otherwise imprinted with legends in the following form (in addition to any other legend required by the Bylaws of the Company, or under applicable California or other state securities laws):



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      (A) THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR
      INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION.

      (B) THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL OPTION IN FAVOR OF THE CORPORATION'S STOCKHOLDERS, AS PROVIDED IN THE BYLAWS OF THE CORPORATION.

      1.4. NOTICE OF PROPOSED TRANSFERS. The holder of each certificate representing the Restricted Securities, by acceptance thereof, agrees to comply, in addition to the requirements of Section 45 of the Company's Bylaws, in all respects with the provisions of this Section 1.4. Prior to any proposed transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall be accompanied (except in transactions in compliance with Rule 144 and except for transfers without consideration to one or more partners or shareholders of the holder (e.g., an in-kind distribution pursuant to the terms of the holder's governing documents)) by either (i) a written opinion of legal counsel who shall be reasonably satisfactory to the Company (it being agreed that Testa Hurwitz & Thibeault is satisfactory) addressed to the Company and reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (ii) a "no action" letter from the Commission, a copy of any holder's request (together with all supplements or amendments thereto) for which shall have been provided to the Company, at or prior to the time of first delivery to the Commission's staff, to the effect that the transfer of such securities without registration will not result in a recommendation by such staff that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company. Each certificate evidencing the Restricted Securities transferred as provided for above shall bear the appropriate restrictive legends set forth in
Section 1.3 above, except that such certificate shall not bear the restrictive legend set forth in Section 1.3(a) above if, in the opinion of counsel for the Company or counsel for such holder, such legend is not required in order to establish compliance with any provisions of the Securities Act and except that such certificate shall not bear the restrictive legend set forth in Section 1.3(b) above if the right of first refusal set forth in the Company's Bylaws is no longer applicable.

      1.5. DEMAND REGISTRATION RIGHTS.

            (A) Commencing on the earlier of (i) five (5) years after the date hereof, or (ii) one (1) year after the Company's initial public offering of securities pursuant to a registration statement



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under the Securities Act, if the Company shall receive a written request
(specifying that it is being made pursuant to this Section 1.5) from the Holders of at least fifty percent (50%) of the Registrable Securities that the Company file a registration statement or similar document under the Securities Act covering the registration of the greater of (i) 20% of the shares which are then Registrable Securities, or (ii) Registrable Securities the expected aggregate offering price to the public of which is at least $5,000,000, then the Company shall promptly notify all other Holders of such request and shall use its best efforts to promptly and expeditiously cause all Registrable Securities that such Holders have requested, within 15 days after receipt of such written notice, to be registered in accordance with this Section 1.5 to be registered under the Securities Act. The Holders making the written request pursuant to this Section
1.5 shall be referred to hereinafter as the "INITIATING HOLDERS".

      Notwithstanding the foregoing: (i) the Company shall not be obligated to effect a registration pursuant to this Section 1.5 during the period starting with the date one hundred twenty (120) days prior to the Company's estimated date of filing of, and ending on a date one hundred twenty (120) days following the effective date of, a registration statement pertaining to an underwritten public offering of the Company's securities, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective and that the Company's estimate of the date of filing such registration statement is made in good faith; or (ii) if the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed in the near future, then the Company's obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed six (6) months; provided, however, that the Company shall not obtain such a deferral more than once in any 12-month period.

      The Company shall not be obligated to effect more than two (2) registrations pursuant to this Section 1.5 for which holders of Registrable Securities are the Initiating Holders; provided, however that such obligation shall be deemed satisfied only when a registration statement covering all Registrable Securities requested by Holders to be registered pursuant to such demand shall have become effective and, if such method of disposition is a firm commitment underwritten public offering, all such shares shall have been sold pursuant thereto.

            (B) If the Initiating Holders intend to distribute the Registrable Securities covered by their demand by means of an underwriting, they shall so advise the Company as part of their demand made pursuant to this Section 1.5, and the Company shall include such information in the notice referred to in
Section 1.5(a). In such event, the right of any Holder to registration pursuant to this Section 1.5 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein.

      The Company shall, together with all Holders proposing to distribute their securities through such underwriting, enter into an underwriting agreement in customary form with the underwriter or underwriters selected by a majority of interest of the Initiating Holders and reasonably satisfactory to the Company. Notwithstanding any other provision of this Section 1.5, if the underwriter shall advise the Company in writing that marketing factors (including, without limitation, an adverse effect on the per share offering price) require a limitation of the number of shares to be underwritten, then the



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Company shall so advise all Holders of Registrable Securities that would otherwise be registered and underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be reduced and shall be allocated pro rata among such Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration.

      If any Holder disapproves of the terms of the underwriting, such Holder may elect to withdraw therefrom by written notice to the Company, the underwriter, and the Initiating Holders. The Registrable Securities so withdrawn shall also be withdrawn from registration. If by the withdrawal of such Registrable Securities a greater number of Registrable Securities held by other Holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all Holders who have included Registrable Securities in the registration the right to include additional Registrable Securities in the same proportion used in determining the underwriter limitation in this Section 1.5.

      If the underwriter has not limited the number of Registrable Securities to be underwritten, the Company may include securities for its own account (or for the account of other securityholders) in such registration if the underwriter so agrees and if the number of Registrable Securities that would otherwise have been included in such registration and underwriting will not thereby be limited and if such inclusion will not adversely affect the marketing of the Registrable Securities.

      Except for registration statements on Form S-4, S-8 or any successor thereto, the Company will not file with the Commission any other registration statement with respect to its Common Stock, whether for its own account or that of other stockholders, from the date of receipt of a request for registration from Initiating Holders pursuant to this Section 1.5 until the earlier of (a) one hundred twenty (120) days from the receipt of the initial request pursuant to Section 1.5(a) or (b) the completion of the period of distribution of the registration contemplated thereby. Although the Company shall have no obligation to register any Designated Preferred, in any underwritten public offering contemplated by this Section 1.5 or Section 1.6 or 1.7, holders of Designated Preferred shall be entitled to sell shares of Designated Preferred representing Registrable Securities to be included in such underwriting to the underwriters for conversion and sale of the Registrable Securities issued upon conversion thereof.

      1.6. COMPANY REGISTRATION.

            (A) If, at any time or from time to time, the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders exercising their respective demand registration rights, other than a registration (A) relating solely to employee benefit plans on Form S-8 or similar forms which may be promulgated in the future, (B) a registration on Form S-4 or similar forms which may be promulgated in the future relating solely to a Securities and Exchange Commission Rule 145 or similar transaction or (C) in connection with the Company's Initial Public Offering, the Company will (i) promptly give to each Holder written notice thereof and (ii) include in such registration (and any related qualification under Blue Sky laws or other compliance),



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and in any underwriting involved therein, all Registrable Securities of such
Holders as specified in a written request or requests made within 15 days after receipt of such written notice from the Company.

            (B) If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so indicate in the notice given pursuant to Section 1.6(a). In such event the right of any Holder to registration pursuant to this Section 1.6 shall be conditioned upon such Holder's agreeing to participate in such underwriting and in the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company or by other holders exercising any demand registration rights to the extent such holders are not excluded from the registration pursuant to the Underwriter Cutback described below. Notwithstanding any other provision of this Section 1.6, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may exclude some or all Registrable Securities or other securities from such registration and underwriting (hereinafter an "UNDERWRITER CUTBACK"). In the event of an Underwriter Cutback, the Company shall so advise all Holders and the other holders distributing their securities through such underwriting, and the Underwriter Cutback shall be implemented on the basis that the holders who are not Holders shall be cut back before any cutback of Holders. If the limitation determined by the underwriter requires an Underwriter Cutback with respect to the Registrable Securities to be included, such Underwriter Cutback shall be in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

      1.7. FORM S-3 REGISTRATION RIGHTS. After the Initial Public Offering, the Company shall use its best efforts to qualify for registration on Form S-3, and to that end the Company shall use its best efforts to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), within twelve (12) months following the effective date of the first registration of any securities of the Company for an underwritten registered public offering. After the Company has qualified for the use of Form S-3, and subject to the provisions of Section 1.14, each Holder shall have the right to request registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of such shares by each such Holder), subject only to the following limitations:

            (A) The Company shall not be obligated to cause a registration on Form S-3 to become effective prior to one hundred twenty (120) days following the effective date of a Company initiated registration (other than a registration effected solely to qualify an employee benefit plan or to effect a business combination pursuant to Rule 145);

            (B) The Company shall not be required to effect a registration pursuant to this Section 1.7 unless the Holder or Holders requesting such a registration propose to dispose of shares of Registrable Securities having an aggregate disposition price (before deduction of underwriting discounts and expenses of sale) of at least $1,000,000 (unless the value of all of the Registrable



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Securities held by all Holders is less than $1,000,000, in which case the
Holders shall be entitled to a final demand registration pursuant to this
Section 1.7 for an amount equal to the value of the Registrable Securities held by all Holders at the time of such demand; provided that for purposes of the foregoing, "value" shall be determined based on the average of the last sale prices of the Company's Common Stock on the principal exchange or market on which such Common Stock is traded during the five (5) trading days immediately preceding such demand);

            (C) The Company shall not be required to effect a registration pursuant to this Section 1.7 if the Company shall furnish to the requesting Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company or its stockholders for the registration statement to be filed at the date filing would be required, in which case the Company shall have an additional period of not more than one hundred twenty
(120) days within which to file such registration statement; provided however, that the Company shall not use this right more than once in any twelve- month period;

            (D) The Company shall not be required to maintain and keep any such registration on Form S-3 effective for a period exceeding one hundred twenty
(120) days from the effective date thereof; and

            (E) The Company shall not be obligated to cause a registration on Form S-3 if in the prior twelve-month period the Company has caused a registration on Form S-3 to become effective as the result of a request pursuant to this Section 1.7.

      The Company shall give notice to all Holders of the receipt of a request for registration pursuant to this Section 1.7 and shall use its best efforts to cause all Registrable Securities that such Holders have requested, within 15 days after receipt of such written notice, be registered in accordance with this
Section 1.7 to be registered under the Securities Act. Subject to the foregoing, the Company will use its best efforts to effect promptly any registration pursuant to this Section 1.7. The provisions of Section 1.5(b) shall apply to any registration effected pursuant to this Section 1.7

      1.8. EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Sections 1.5, 1.6 and 1.7 (exclusive of Selling Expenses but inclusive of the reasonable fees and expenses of one special counsel to the selling Holders) shall be borne by the Company. Notwithstanding anything to the contrary herein, the Company shall not be required to pay for any expenses of any registration proceeding under Section 1.5 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to have been registered, unless such Holders agree to forfeit their right to a demand registration pursuant to Section 1.5 (in which event such right shall be forfeited by all Holders). In the absence of such an agreement to forfeit, the Holders of Registrable Securities to have been registered shall bear all such expenses pro rata on the basis of the Registrable Securities to have been registered. Notwithstanding the foregoing, however, if at the time of the withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request, of which the Company had knowledge at the time of the request, then the Holders shall not be required to pay any of said expenses and shall retain their rights pursuant to Section 1.5.



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      1.9. REGISTRATION PROCEDURES. In the case of each registration, qualification or compliance effected by the Company pursuant to this Section 1, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

            (A) Keep such registration, qualification or compliance effective for a period of one hundred twenty (120) days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs;

            (B) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

            (C) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

            (D) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders or the underwriters, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

            (E) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with (and provide customary due diligence materials and information to) the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

            (F) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

            (G) use its best efforts to list the Registrable Securities covered by such registration statement with any securities exchange on which the Common Stock of the Company is then listed.

      Notwithstanding any provision to the contrary in this Agreement, the Company shall not be required in connection with any registration pursuant to Sections 1.5, 1.6 or 1.7 to qualify shares in any state or jurisdiction which requires the Company to qualify to do business or to file a general consent to service of process.



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      1.10. INDEMNIFICATION.

            (A) The Company will indemnify each Holder, each of its officers and directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 1, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will promptly reimburse each such Holder, each of its officers and directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred (as and when incurred) in connection with investigating, preparing to defend or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder or underwriter and stated to be specifically for use therein.

            (B) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, severally and not jointly indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and partners and each person controlling such Holder within the meaning of
Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof) including any of the foregoing incurred in settlement of any litigation commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification, or compliance, and will promptly reimburse the Company, such Holders, such directors, officers, partners, persons, underwriters or control persons for any legal or any other expenses reasonably incurred (as and when incurred) in connection with investigation, preparing to defend or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein; provided, however, that the obligations of each such Holder hereunder shall be limited to an amount equal to the proceeds to each such Holder of Registrable Securities sold in such registration as contemplated herein.

            (C) Each party entitled to indemnification under this Section 1.10 (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at its own expense; provided, however, that, if the defendants in any such claim or litigation include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1 unless such failure resulted in actual detriment to the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party a release from all liability in respect of such claim or litigation.

            (D) If the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission, provided, however, that in no case will any seller of Registrable Securities be required to contribute any amount in excess of the amount of proceeds to such seller of Registrable Securities sold pursuant to the registration statement with respect to which the contribution obligation arose.

            (E) The obligations of the Company and Holders under this Section
1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1 and otherwise.

      1.11. INFORMATION BY HOLDER. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 1.

      1.12. RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to:

            (A) Use its best efforts to make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

            (B) Use its best efforts to then file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act at any time after it has become subject to such reporting requirements;

            (C) So long as a Stockholder owns any Restricted Securities, to furnish to the Stockholder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public) and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as a Stockholder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Stockholder to sell any such securities without registration.

      1.13. TRANSFER OF REGISTRATION RIGHTS. The rights to cause the Company to register securities granted under Sections 1.5, 1.6 and 1.7 may be assigned or otherwise conveyed to a transferee or assignee of Registrable Securities, who shall be considered a "Holder," and the transferred shares shall be considered "Registrable Securities," for purposes of this Section 1, provided that (i) said transferee acquires Registrable Securities (including shares of Designated Preferred prior to conversion into Registrable Securities) in a private transaction, and (ii) the Company is given written notice by such Holder at the time of or within a reasonable time (but not more than 30 days) after said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned, subject to said transferee's agreement to be bound by and comply with the provisions of this Section 1.

      1.14. TERMINATION OF REGISTRATION RIGHTS. The registration rights granted pursuant to this Section 1 shall terminate (i) upon the seventh anniversary of the effective date of the Initial Public Offering or (ii) if earlier, as to any individual Holder, at such time after the Company's Initial Public Offering as all Registrable Securities held by such Holder can be sold within any three-month period without compliance with the registration requirements of the Securities Act pursuant to Rule 144 (including Rule 144(k)) promulgated thereunder.

      1.15. "MARKET STAND OFF" AGREEMENT. Each Holder hereby agrees that it shall not, to the extent requested by the Company and the underwriters managing any underwritten offering of the Company's Common Stock (or other securities), sell or otherwise transfer or dispose of (other than to those who agree to be similarly bound) any Registrable Securities or any other securities of the Company during the one hundred eighty (180) day period following the effective date of a registration statement of the Company filed in connection with the Company's Initial Public Offering. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities and other securities of the Holders (and the shares or securities of every other person subject to the foregoing restriction) until the end of such one hundred eighty (180) day period.

      1.16. OTHER REGISTRATION RIGHTS. The Company shall not grant to any third party any registration rights more favorable than or inconsistent with any of those contained herein, so long as any of the registration rights under this Agreement remains in effect.

      1.17. CHANGES IN COMMON STOCK OR PREFERRED STOCK. If, and as often as, there is any change in the Common Stock or the Designated Preferred by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Common Stock or the Designated Preferred as so changed.

2.    AFFIRMATIVE COVENANTS OF THE COMPANY AND STOCKHOLDERS

      2.1. FINANCIAL INFORMATION. Subject to Section 2.16, the Company will furnish the following reports to the Stockholders for so long as the Stockholders are Holders of Registrable Securities:

            (A) As soon as practicable after the end of each fiscal year (other than the fiscal year ended March 31, 1996), and in any event within 90 days thereafter, audited consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of income, stockholders' equity and cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and certified by independent public accountants of recognized national standing selected by the Company; and

            (B) As soon as practicable after the end of each fiscal quarter, and in any event within 45 days thereafter, unaudited consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such quarter, and unaudited consolidated statements of income, stockholders' equity and cash flows of the Company and its subsidiaries, if any, for such quarter and for the period from the beginning of the fiscal year to the end of such quarter, prepared in accordance with generally accepted accounting principles (but subject to normal year-end audit adjustments) and certified by the chief financial officer.

      2.2. ASSIGNMENT OF RIGHTS TO FINANCIAL INFORMATION. The rights granted pursuant to Section 2.1 and Section 2.3 may be assigned by the Stockholders (or by any permitted transferee of any such rights) so long as (i) the Company is given notice of any such assignment within a reasonable time after the date the same is effected, (ii) the transferee shall have acquired Registrable Securities (including shares of Designated Preferred prior to conversion into Registrable Securities) in a private transaction, and (iii) the transferee is not engaged in a business that is competitive with the Company.

      2.3. INSPECTION AND VISITATION RIGHTS. Each Stockholder, so long as such Stockholder holds Registrable Securities, shall have the right to visit and inspect the Company's principal place of business, subject to such limitations and restrictions as the President of the Company in good faith determines to be necessary for the protection of the Company's Proprietary Information.

      2.4. RESERVE FOR CONVERSION SHARES. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of the Designated Preferred and otherwise complying with the terms of this Agreement, such number of its duly authorized shares of Common Stock as shall be sufficient to effect the conversion of the Designated Preferred from time to time outstanding or otherwise to comply with the terms of this Agreement. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the Designated Preferred or otherwise to comply with the terms of this Agreement, the Company will forthwith take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes. The Company will obtain any authorization, consent, approval or other action by or make any filing with any court or administrative body that may be required under applicable state securities laws in connection with the issuance of shares of Common Stock upon conversion of the Designated Preferred.

      2.5. PROPERTIES, BUSINESS, INSURANCE. The Company shall maintain and cause each of its subsidiaries to maintain as to their respective properties and business, with financially sound and reputable insurers, insurance against such casualties and contingencies and of such types and in such amounts as is customary for companies similarly situated, which insurance shall be deemed by the Company to be sufficient.

      2.6. RESTRICTIVE AGREEMENTS PROHIBITED. Neither the Company nor any of its subsidiaries shall become a party to any agreement which by its terms restricts the Company's performance of this Agreement, the Management Rights Agreements, the Voting Agreements or the Restated Certificate.

      2.7. TRANSACTIONS WITH AFFILIATES. Except for transactions contemplated by the Agreements or as otherwise approved by the Board of Directors, neither the Company nor any of its subsidiaries shall enter into any material transaction with any director, officer, employee or holder of more than 5% of the outstanding capital stock of any class or series of capital stock of the Company or any of its subsidiaries, or to the Company's knowledge any member of the family of any such person, any corporation, partnership, trust or other entity in which any such person, or member of the family of any such person, is a director, officer, trustee, partner or holder of more than 5% of the outstanding capital stock thereof, except for transactions on customary terms related to such person's employment.

      2.8. EXPENSES OF DIRECTORS. The Company shall promptly reimburse in full, each director of the Company who is not an employee of the Company for all of his reasonable out-of-pocket expenses incurred in attending each meeting of the Board of Directors of the Company or any Committee thereof.

      2.9. BYLAWS. The Company shall at all times cause its Bylaws to provide that (a) any three directors shall have the right to call a meeting of the Board of Directors and (b) the number of directors fixed in accordance therewith shall in no event conflict with any of the terms or provisions of the Designated Preferred as set forth in the Restated Certificate. The Company shall at all times maintain provisions in its Bylaws and/or Certificate of Incorporation indemnifying all directors against liability and absolving all directors from liability to the Company and its stockholders to the maximum extent permitted under the laws of the State of Delaware.

      2.10. PERFORMANCE OF CONTRACTS. The Company shall not amend, modify, terminate, waive or otherwise alter, in whole or in part, any of the Proprietary Information Agreements or the provisions contained in the Employment Amendment without the approval of the Company's Board of Directors.

      2.11. PROPRIETARY INFORMATION AGREEMENTS. The Company shall use its best efforts to obtain, and shall cause its subsidiaries to use their best efforts to obtain, a Proprietary Information Agreement in substantially the form of Exhibit E to the Purchase Agreement from all future officers, key employees and other employees who will have access to confidential information of the Company or any of its subsidiaries, upon their employment or engagement by the Company or any of its subsidiaries. The Company shall use its reasonable best efforts to cause any consultant with whom the Company contracts to agree to maintain the confidentiality of the Company's confidential or Proprietary information, and to assign to the Company any proprietary rights arising from work performed by the consultant for the Company.

      2.12. COMPLIANCE WITH LAWS. The Company shall comply, and cause each subsidiary to comply, with all applicable laws, rules, regulations and orders, noncompliance with which could materially adversely affect its business or condition, financial or otherwise.

      2.13. KEEPING OF RECORDS AND BOOKS OF ACCOUNT. The Company shall keep, and cause each subsidiary to keep, adequate records and books of account, in which complete entries will be made in accordance with United States generally accepted accounting principles ("GAAP") consistently applied, reflecting financial transactions of the Company and each subsidiary in accordance with GAAP.

      2.14. U.S. REAL PROPERTY INTEREST STATEMENT. The Company shall provide prompt written notice to each Stockholder following any "determination date" (as defined in Treasury Regulation Section 1.897-2(c)(i)) on which the Company becomes a United States real property holding corporation. In addition, upon a written request by any Stockholder, the Company shall provide such

Stockholder with a written statement informing the Stockholder whether such Stockholder's interest in the Company constitutes a U.S. real property interest. The Company's determination shall comply with the requirements of Treasury Regulation Section 1.897-2(h)(1) or any successor regulation, and the Company shall provide timely notice to the Internal Revenue Service, in accordance with and to the extent required by Treasury Regulation Section 1.897-2(h)(2) or any successor regulation, that such statement has been made. The Company's written statement to any Stockholder shall be delivered to such Stockholder within ten
(10) days of such Stockholder's written request therefor. In addition, upon request by any foreign Stockholder but subject to the succeeding sentence, the Company shall provide along with such statement either or both of the following documents: (i) an affidavit in conformance with the requirements of Section 1445(b)(3) of the Code and the regulations thereunder or (ii) a notarized statement, executed by an officer having actual knowledge of the facts, that the shares of Company stock held by such Stockholder are of a class that is regularly traded on an established securities market, within the meaning of
Section 1445(b)(6) of the Code and the regulations thereunder. If the Company is unable to provide either of the documents described in (i) or (ii) above upon request, it shall promptly, and in any event within such ten (10) day period, notify such Stockholder in writing of the reason for such inability. Finally, upon the request of a foreign Stockholder and without regard to whether either document described in (i) or (ii) above has been requested, the Company shall reasonably cooperate with the efforts of such foreign Stockholder to obtain a "qualifying statement" within the meaning of Section 1445(b)(4) of the Code and the regulations thereunder or such other documents as would excuse a transferee of a foreign Stockholder's interest from withholding of income tax imposed pursuant to Section 897(a) of the Code.

      2.15. RULE 144A INFORMATION. The Company shall, at all times during which it is not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, provide in writing, upon the written request of any Stockholder or a prospective buyer of Registrable Securities (including Designated Preferred before conversion into Registrable Securities) from any Stockholder, all information required by Rule 144A(d)(4)(i) of the General Regulations promulgated by the Commission under the Securities Act ("RULE 144A INFORMATION"). The Company's obligations under this Section 2.15 shall at all times be contingent upon the relevant Stockholder's obtaining from the prospective buyer of such Registrable Securities a written agreement to take all reasonable precautions to safeguard the Rule 144A Information from disclosure to anyone other than a person who will assist such buyer in evaluating the purchase of such Registrable Securities.

      2.16. TERMINATION OF COVENANTS. The covenants set forth in Section 2.1, Sections 2.3 through 2.13 and Section 2.15 shall terminate and be of no further force or effect upon the earlier of (i) the closing of the Initial Public Offering, or (ii) the date on which none of the Registrable Securities (including shares of Designated Preferred prior to conversion into Common Stock) is outstanding. The Covenants set forth in Section 2.14 shall terminate five (5) years after the closing of the Initial Public Offering.

      2.17. CONFIDENTIAL INFORMATION, ETC. Each Holder agrees that (i) all information received by it pursuant to this Section 2 which the Company designates as or promptly confirms in writing to be "Confidential" or the like, and (ii) any other information relating to the Company's technology, processes or formulas that is disclosed by the Company to any Holder in writing and is marked "Confidential" or the like, shall be considered confidential information. Each Holder further agrees that it shall hold all such confidential information in confidence and shall not, without the Company's prior express written consent, disclose any such confidential information to any third party other than its counsel, accountants, employees and other professional advisors, representatives and agents, all of whom shall have a need to know such information and shall be bound by the provisions of this Section 2.17, nor shall such Holder, without the Company's prior express written consent, use such confidential information for any purpose other than evaluation of such Holder's investment in the Company; provided, however, that the foregoing obligation to hold in confidence and not to disclose confidential information shall not apply to any such information that (a) was known to the public or the Holder or its representatives prior to disclosure by the Company, (b) becomes known to the public through no fault of such Holder,
(c) is disclosed to such Holder on a non-confidential basis by a third party having a legal right to make such disclosure, (d) is independently developed by such Holder, or (e) is required to be disclosed as a matter of law or pursuant to court order; and provided further that the foregoing obligation to hold in confidence and not to disclose confidential information shall not prohibit such Holder from disclosing to its partners or shareholders financial and other information described in clause (i) of this Section 2.17 which is of a type customarily provided by such Holder to such partners or shareholders in the ordinary course or from disclosing to a bona-fide prospective transferee of its securities of the Company such financial and other information described in such clause (i) which is reasonably necessary to provide such transferee with adequate disclosure of material information.

3.    RIGHTS OF FIRST REFUSAL

      3.1. RIGHT OF FIRST REFUSAL ON COMPANY ISSUANCES.

            (A) The Company hereby grants to each Stockholder the right of first refusal to purchase its Pro Rata Share (defined below) of all (or any part) of New Securities (defined below) that the Company may from time to time propose to sell and issue. Stockholder's "PRO RATA SHARE," for purposes of this Section 3, is the ratio of the number of shares of Common Stock (assuming conversion of all shares of Designated Preferred) then held by such Stockholder to the total number of shares of Common Stock then outstanding (assuming conversion of all shares of Designated Preferred). This right of first refusal shall be subject to the following provisions:

            (B) "NEW SECURITIES" shall mean any Common Stock or Preferred Stock of the Company, whether now authorized or not, and rights, options, or warrants to purchase said Common Stock or Preferred Stock, and securities of any type whatsoever that are, or may become, convertible into or exchangeable for said Common Stock or Preferred Stock; provided, however, that "NEW SECURITIES" does not include (i) the Designated Preferred; (ii) securities issuable upon conversion of or with respect to the Designated Preferred; (iii) shares of the Company's Common Stock (or related options) issued to officers, directors, employees of and/or consultants to the Company pursuant to plans or agreements as approved by the Company's Board of Directors; (iv) shares of the Company's Common Stock or Preferred Stock issued to holders of the Designated Preferred in connection with any stock split, stock dividend, or recapitalization by the Company; (v) securities issued in connection with any equipment leasing, technology licensing, corporate partnering, strategic alliance, acquisition, merger, purchase of assets or similar transaction as approved by the Company's Board of Directors;

(vi) shares of Common Stock issued to holders of Common Stock in connection with a stock split or stock dividend with respect to the Common Stock; and (vii) shares issued in the Initial Public Offering.

            (C) In the event that the Company proposes to undertake an issuance of New Securities, it shall give the Stockholders written notice of its intention, describing the type of New Securities, the price, and the general terms upon which the Company proposes to issue the same. The Stockholders shall have twenty (20) days from the date of receipt of any such notice to agree to purchase for cash some or all of its Pro Rata Share of such New Securities for the price and upon the general terms, including deferred payment, if any, specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

            (D) In the event that any Stockholder (a "NON-EXERCISING STOCKHOLDER") fails to exercise in full the right of first refusal within said twenty (20) day period, notice shall promptly be given by the Company to those Stockholders who have exercised the right of first refusal in full. Such Stockholders shall have the right for an additional ten (10) days to elect by notice to the Company to purchase any or all of the New Securities which the Non-exercising Stockholders were entitled to purchase but elected not to, with such right of over-subscription to be allocated among such Stockholders in accordance with their respective Pro Rata Shares or as they may otherwise agree. After the aggregate thirty (30) day period during which Stockholders may exercise their first refusal right, the Company shall have one hundred twenty
(120) days thereafter to sell (or enter into an agreement pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within one hundred twenty (120) days from the date of said agreement) the New Securities respecting which the Stockholder's rights were not exercised, at a price and upon general terms no more favorable to the purchasers thereof than specified in the Company's notice. In the event the Company has not sold the New Securities within said one hundred twenty (120) day period (or sold and issued New Securities in accordance with the foregoing agreement within one hundred twenty
(120) days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities, without first offering such securities to the Stockholders in the manner provided above.

            (E) The right of first refusal granted under this Section 3.1 shall not apply to and shall expire upon the closing of the Company's Initial Public Offering.

            (F) The rights granted pursuant to this Section 3.1 may be assigned by the Stockholder (or by any permitted transferee of any such rights) so long as (i) the Company is given notice of any such assignment within a reasonable time after the date the same is effected and (ii) the transferee shall have acquired Registrable Securities (including shares of Designated Preferred prior to conversion into Registrable Securities) in a private transaction.

4.    MISCELLANEOUS

      4.1. GOVERNING LAW. This Agreement shall be governed by the laws of the State of California as applicable to contracts entered into and performed entirely within the State of California by California residents.

      4.2. SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

      4.3. ENTIRE AGREEMENT. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof.

      4.4. NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be sent by facsimile or by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (a) if to a Stockholder, to such Stockholder's address set forth in the Purchase Agreement or to such other address as such Stockholder shall have furnished to the Company in writing, (b) if to any other holder of Registrable Securities, at such address as such holder shall have furnished the Company in writing, or (c) if to the Company, to its address set forth above and addressed to the attention of the President or at such other address as the Company shall have furnished to the Stockholders. All notices and other communications pursuant to the provisions of this Section 4.4 shall be deemed delivered when mailed or sent by facsimile. Notwithstanding the foregoing, any notice or communication to an address outside the United States shall be sent by facsimile and confirmed in writing contemporaneously sent by two day guaranteed international courier.

      4.5. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be enforceable against the party actually executing such counterpart, and which together shall constitute one instrument.

      4.6. SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

      4.7. APPROVAL OF AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended or terminated and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of (i) the Company and (ii) the holders of at least two-thirds (2/3) of the shares which are then Registrable Securities. Any amendment, termination or waiver effected in accordance with this section shall be binding upon the Stockholders, each of their transferees and the Company. The Stockholders acknowledge that by the operation of this Section the holders of two-thirds (2/3) of the outstanding Registrable Securities as aforesaid may have the right and power to diminish or eliminate all rights of such Stockholder under this Agreement.

      The foregoing Amended and Restated Investors Rights Agreement is hereby executed as of the date first above written.


THE COMPANY:

AURORA BIOSCIENCES CORPORATION



By:    __________________________

Title: __________________________


THE PURCHASERS:

JAPAN ASSOCIATED FINANCE CO., LTD.      JAFCO G-6(A) INVESTMENT
                                        ENTERPRISE PARTNERSHIP


By:    __________________________       By:   __________________________________

Title: __________________________       Title:__________________________________


JAFCO R-2 INVESTMENT                    JAFCO G-6(B) INVESTMENT
ENTERPRISE PARTNERSHIP                  ENTERPRISE PARTNERSHIP


By:    __________________________       By:   __________________________________

Title: __________________________       Title:__________________________________


JAFCO R-3 INVESTMENT
ENTERPRISE PARTNERSHIP


By:    __________________________       ________________________________________
                                        ROGER Y. TSIEN
Title: __________________________

THE PREVIOUS INVESTORS:


AVALON MEDICAL PARTNERS, L.P.


By:    __________________________

Title: __________________________



AVALON BIOVENTURES II, L.P.


By:    __________________________

Title: __________________________



KINGSBURY CAPITAL PARTNERS, L.P.  II

By:  Kingsbury Associates, L.P.

By:    __________________________

Title:  General Partner


ABINGWORTH BIOVENTURES SICAV



By:    __________________________

Title: __________________________

                AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT

NEW ENTERPRISES ASSOCIATES VI, LIMITED PARTNERSHIP

By:   NEA Partners VI, Limited Partnership,
      its General Partner

By:    __________________________

Title:  General Partner


NEA VENTURES 1996, L.P.


By:    __________________________

Title:  Authorized Signatory


DP III ASSOCIATES, L.P.

By:  One Palmer Square Associates III, L.P.,
     its General Partner

By:   ___________________________
      General Partner



DOMAIN PARTNERS III, L.P.

By:  One Palmer Square Associates III, L.P.,
     its General Partner

By:   ___________________________
      General Partner



BIOTECHNOLOGY INVESTMENTS LIMITED

By:  Old Court Limited

By:   ___________________________
      Attorney - in - Fact

                AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT

PACKARD INSTRUMENT COMPANY, INC.



By:    __________________________

Title: __________________________



SEQUANA THERAPEUTICS, INC.



By:    __________________________

Title: __________________________



GC&H INVESTMENTS



By:    __________________________

Title: __________________________




---------------------------------
KEVIN J. KINSELLA



---------------------------------
ROGER Y. TSIEN



---------------------------------
THERESA E. GLOBE

                AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT

---------------------------------
CHARLES S. ZUKER



---------------------------------
MICHAEL G. ROSENFELD


---------------------------------
JOHN A. PORCO, JR.



---------------------------------
LUBERT STRYER



---------------------------------
ANDREA S. STRYER



---------------------------------
WALTER LUETOLF
FOR ADRIAN J.R. LANGINGER



---------------------------------
NORMAND F. SMITH



---------------------------------
HUGH Y. RIENHOFF, JR.



---------------------------------
JANICE THOMPSON

                AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT

THE GREENE FAMILY TRUST


By:______________________________
   HOWARD E. GREENE, JR., TRUSTEE


By:______________________________
   ARLINE GREENE, TRUSTEE


---------------------------------
TIMOTHY J. RINK



HAMBRECHT & QUIST GROUP


By:______________________________
   Dennis J. Purcell

Title:___________________________

               AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT

                                    EXHIBIT A

                               PREVIOUS INVESTORS


Avalon Medical Partners, L.P.
Avalon Bioventures II, L.P.
Kingsbury Capital Partners, L.P.  II
Abingworth Bioventures SICAV
New Enterprises Associates VI, Limited partnership
NEA Ventures 1996, L.P.
DP III Associates, L.P.
Domain Partners III, L.P.
Biotechnology Investments Limited
Packard Instrument Company, Inc.
Sequana Therapeutics, Inc.
GC&H Investments
Kevin J. Kinsella
Roger Y. Tsien
Theresa E. Globe
Charles S. Zuker
Michael G. Rosenfeld
John A. Porco, Jr.
Lubert Stryer
Andrea S. Stryer
Walter Luetolf
for Adrian J.R. Langinger
Normand F. Smith
Hugh Y. Rienhoff, Jr.
Janice Thompson
The Greene Family Trust
Timothy J. Rink
Hambrecht & Quist Group






               AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT

                                    EXHIBIT B

                                   PURCHASERS


Japan Associated Finance Co., Ltd.
JAFCO R-2 Investment Enterprise Partnership
JAFCO R-3 Investment Enterprise Partnership
JAFCO G-6(A) Investment Enterprise Partnership
JAFCO G-6(B) Investment Enterprise Partnership
Roger Y. Tsien




                AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT

1. RESTRICTIONS ON TRANSFER; REGISTRATION RIGHTS.............................1

      1.1. Restrictions on Transferability...................................1

      1.2. Certain Definitions...............................................1

      1.3. Restrictive Legend(s).............................................2

      1.4. Notice of Proposed Transfers......................................3

      1.5. Demand Registration Rights........................................4

      1.6. Company Registration..............................................6

      1.7. Form S 3 Registration Rights......................................6

      1.8. Expenses of Registration..........................................8

      1.9. Registration Procedures...........................................8

      1.10. Indemnification..................................................9

      1.11. Information by Holder...........................................11

      1.12. Rule 144 Reporting..............................................11

      1.13. Transfer of Registration Rights.................................12

      1.14. Termination of Registration Rights..............................12

      1.15. "Market Stand Off" Agreement....................................12

      1.16. Other Registration Rights.......................................12

      1.17. Changes in Common Stock or Preferred Stock......................13

2. AFFIRMATIVE COVENANTS OF THE COMPANY AND STOCKHOLDERS....................13

      2.1. Financial Information............................................13

      2.2. Assignment of Rights to Financial Information....................13

      2.3. Inspection and Visitation Rights.................................13

      2.4. Reserve for Conversion Shares....................................13

      2.5. Properties, Business, Insurance..................................14

      2.6. Restrictive Agreements Prohibited................................14

      2.7. Transactions with Affiliates.....................................14

      2.8. Expenses of Directors............................................14

      2.9. Bylaws...........................................................14

      2.10. Performance of Contracts........................................15

      2.11. Proprietary Information Agreements..............................15

      2.12. Compliance with Laws............................................15

      2.13. Keeping of Records and Books of Account.........................15

      2.14. U.S. Real Property Interest Statement...........................15

      2.15. Rule 144A Information...........................................16

      2.16. Termination of Covenants........................................16

      2.17. Confidential Information, etc...................................16

3. RIGHTS OF FIRST REFUSAL..................................................17

      3.1. Right of First Refusal on Company Issuances......................17

4. MISCELLANEOUS............................................................18

      4.1. Governing Law....................................................18

      4.2. Successors and Assigns...........................................18

      4.3. Entire Agreement.................................................18

      4.4. Notices, etc.....................................................18

      4.5. Counterparts.....................................................19

      4.6. Severability.....................................................19

      4.7. Approval of Amendments and Waivers...............................19




                                       ii